Exhibit 23.1

Williams & Webster, P.S.
Certified Public Accountants & Business Consultants

The Board of Directors
Idaho General Mines, Inc.
10 North Post Street
Suite 610
Spokane, Washington 99201

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion in this Registration Statement on Form SB-2/A-1 of our report dated March 27, 2006, on the financial statements of Idaho General Mines, Inc. as of December 31, 2005 and 2004.

Williams & Webster, P.S.

Williams & Webster, P.S.
Spokane, Washington

June 14, 2006

Members of Private Companies Practice Section, SEC Practice Section, AICPA and WSCPA
Bank of America Financial Center • 601 W. Riverside, Suite 1940 • Spokane, WA 99201
Phone (509) 838-5111 • Fax (509) 838-5114 • www.williams-webster.com